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                                                                   EXHIBIT 10.33

                   TELECOMMUNICATION ASSETS TRANSFER AGREEMENT

                                 BY AND BETWEEN

                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

                                        &

                        GUANGDONG COMMUNICATIONS CO., LTD

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                   TELECOMMUNICATION ASSETS TRANSFER AGREEMENT

THIS AGREEMENT is made and entered into on June 10, 2004 in Beijing, People's Republic of China ("PRC") by and between the following two parties:

(1) PARTY A: CHINA NETWORK COMMUNICATIONS GROUP CORPORATION.

    Legal Representative: Zhang Chunjiang

(2) PARTY B: GUANGDONG COMMUNICATIONS CO., LTD

    Legal Representative: Fei Aihua

WHEREAS:

(1) Party A is an organization established with investment authorized by the State and a pilot project for state-holding corporations, and Party B is a limited stock company which is wholly owned directly and indirectly by Party A;

(2) Currently, Party B owns the main telecommunication assets and their related liabilities and rights ("Such Telecommunication Assets") located within Guangdong province which are listed in the Asset Valuation Report taking December 31, 2003 as the benchmark day for valuation ("Asset Valuation Report") prepared by Beijing Zhongqihua Asset Valuation Limited Company - an asset valuation institution accepted by both parties hereto;

(3) According to Party A's requirements for asset integration and in preparation for its overseas listing, Such Telecommunication Assets shall be transferred to Party A;

(4) Based on following terms and conditions of this Agreement, Party B agrees to transfer to Party A, and Party A agrees to receive from Party B, Such Telecommunication Assets.

THEREFORE, based on the principles of fairness and mutual benefit, and through friendly negotiations, both parties hereto agreed to the following:

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                   I TRANSFER OF SUCH TELECOMMUNICATION ASSETS

1.1 Party B agrees to transfer to Party A, and Party A agrees to receive from Party B, Such Telecommunication Assets.

1.2 The date of transferring of ownership of Such Telecommunication Assets is December 31, 2003. From this date, the ownership of Such Telecommunication Assets will be transferred into possession of Party A, and any profits or losses arising from Such Telecommunication Assets shall be taken or borne by Party A since then.

1.3 The transfer prices of Such Telecommunication Assets shall be calculated in accordance with the net asset valuation results specified in the Asset Valuation Report.

1.4   Party A shall pay to Party B the transfer prices for Such
      Telecommunication Assets at the time and in the payment term that are separately agreed by both parties.

                 II REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

2.1   Party A and Party B represent and warrant respectively to each other that:

      (1) It is an independent legal entity incorporated and validly existing under applicable laws.

      (2) It has obtained any and all internal or external authorizations, approvals and consents to sign and execute this Agreement, and this Agreement is binding upon it and enforceable.

2.2   Party B warrants and undertakes to Party A that:

      (1) Such Telecommunication Assets is legally owned by Party B, and Party B has not bound on Such Telecommunication Assets any mortgage, pledge, lien or any other third-party rights;

      (2) There is neither any litigation, arbitration or regulatory penalty against or in connection with Such Telecommunication Assets, nor any threats of such

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            litigation, arbitration or regulatory penalty;

      (3) Transferring of Such Telecommunication Assets from Party B to Party A according to this Agreement will not constitute a breach to any contracts or agreements entered by Party B or a disobedience of any applicable laws, administrative rules or regulations, and will not violate any third-party rights;

      (4) The ownership of Such Telecommunication Assets is legitimate without any disputes;

      (5) For any claims against Party A that are caused by Party A's receipt of Such Telecommunication Assets, Party B agrees to indemnify Party A completely, timely and sufficiently;

      (6) Any and all consents, permissions or approvals from any third party required for the transfer of the Such Telecommunication Assets have already been obtained.

                               III INDEMNIFICATION

3.1 Should Party B breach any of its warranties and undertakings or any other terms and conditions under this Agreement, Party A shall be entitled to claim for indemnity from Party B. Party B agrees to indemnify Party A for any and all direct or indirect losses, expenses and liabilities suffered by Party A that are caused by Party B's breach to any of its warranties and undertakings or any other terms and conditions of this Agreement.

                              IV DISPUTE RESOLUTION

4.1 In case of disputes as to the power, interpretation or implementation of this agreement, both parties shall seek to settle the matters of dispute by friendly negotiation. If the matters of dispute cannot be settled by negotiation within thirty (30) days from the day the matters of dispute arise, either party has the right to resort to litigation at the people's court with appropriate jurisdiction.

                        V EFFECTIVENESS AND MISCELLANEOUS

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5.1   This Agreement shall come into effect and be binding upon both parties hereto once signed by the legal representatives or authorized representatives of the Parties and affixed with their official seals.

5.2 All amendments or supplements to this Agreement shall come into effect only upon being signed by the legal representatives or authorized representatives of both parties and affixed with their official seals.

5.3 This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to transfer of Such Telecommunication Assets, and supersedes any and all prior written or oral agreements, contracts or memorandums (if) between the parties respecting the subject matter hereof.

5.4 This Agreement is made into four (4) duplicate originals. Each party holds two (2) copies, and each copy shall have the same legal binding force.

(No clause below)

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(Signature page)

CHINA NETWORK COMMUNICATIONS GROUP CORPORATION (OFFICIAL SEAL)

Signature of Legal Representative or Authorized Representative:

GUANGDONG COMMUNICATIONS CO., LTD (OFFICIAL SEAL)

Signature of Legal Representative or Authorized Representative:

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